Exhibit 99.1

NEWS RELEASE

April 28, 2020

AVANGRID Reports First Quarter 2020 Earnings Results and Declares Quarterly Dividend

•	First quarter results improve year-over-year, driven by improved Renewables production

•	Actively monitoring and addressing the key COVID-19 impacts, while continuing to move forward with operations, investments and regulatory filings

•	Affirming 2020 Earnings Outlook

•	Otter Creek 158 MW wind farm in Illinois reached COD in early March

•	Additional 908 MW of 2020 onshore wind and repowering projects progressing as expected

(Orange, CT – April 28, 2020) Today AVANGRID, Inc. (NYSE: AGR) reported consolidated U.S. GAAP net income of $240 million, or $0.78 per share, for the first quarter ended March 31, 2020, compared to $217 million, or $0.70 per share, for the same period in 2019.

On a non-U.S. GAAP adjusted basis, consolidated net income for the first quarter 2020 was $236 million, or $0.76 per share, compared to $219 million, or $0.71 per share, for the same period in 2019.

	U.S. GAAP Net Income (Loss)—$M
	Three Months ended March 31,
	2020	2019	‘20 vs ‘19
Networks	$197	$201	$(4)
Renewables	52	4	48
Corporate	(8)	13	(21)

Net Income	$240	$217	$23

	U.S. GAAP Earnings (Loss) Per Share
	Three Months ended March 31,
	2020	2019	‘20 vs ‘19
Networks	$0.64	$0.65	$(0.01)
Renewables	0.17	0.01	0.15
Corporate	(0.03)	0.04	(0.07)

Earnings Per Share	$0.78	$0.70	$0.07

Weighted-avg # of Shares (M):	309.5	309.5
Amounts may not add due to rounding

Non-U.S. GAAP adjusted earnings and adjusted earnings per share exclude mark-to-market adjustments in the Renewables segment, accelerated depreciation derived from repowering of wind farms, and restructuring charges. For additional information, see “Use of Non-U.S. GAAP Financial Measures” and “Reconciliation of Non-U.S. GAAP Financial Measures” at the end of the release.

“The year started with a solid quarter, primarily from improved wind production from our existing assets as well as from the 831 MW that were commissioned in 2019,” said James P. Torgerson, chief executive officer of AVANGRID. “During this unprecedented time, we have added measures to protect the health and safety of our employees, contractors, customers, and communities, while all of our essential utility operations continue and our Renewables’ projects currently under construction progress with expected in-service dates by year-end. Due to the critical business needs at this time, our Investor Day will be postponed until the fourth quarter of 2020. Considering this postponement and several assumptions that have changed since our current long-term guidance was introduced in early 2019, we are withdrawing our long-term guidance for the 2018-2022 period, as well as the supporting assumptions, until we provide a new long-term outlook later this year.”

Avangrid Networks

Earnings for the first quarter 2020 compared to the first quarter 2019 benefited from rate increases and favorable income taxes, which were more than offset by higher depreciation expense for assets placed in-service and outage restoration costs.

Avangrid Renewables

Earnings for the first quarter 2020 compared to the first quarter 2019 benefited primarily due to improved wind production from existing assets plus contributions from new assets, higher mark-to-market earnings and a favorable consolidating tax adjustment, which were partially offset by decreased earnings from thermal and trading and increased depreciation from repowering assets.

Corporate

Corporate primarily reflects net interest expenses and taxes period over period. Earnings for the first quarter 2020 compared to the same period in 2019 decreased due to an unfavorable consolidating tax adjustment.

Outlook

AVANGRID is affirming its U.S. GAAP consolidated earnings outlook and adjusted non-U.S. GAAP consolidated earnings outlook for 2020 of $2.06-$2.26 per share and $2.17-$2.37 per share, respectively. The outlook reflects current assumptions including the recoverability of COVID-19 related impacts.

AVANGRID believes the adjusted consolidated earnings outlook is useful in understanding and evaluating actual and projected financial performance of the company. Details of the earnings segments are summarized as follows.

Outlook—Estimated EPS
	U.S. GAAP(1)	Non-U.S. GAAP Adjusted
Networks	$1.69—$1.94	$1.70—$1.95
Renewables	$0.35—$0.55	$0.45—$0.65
Corporate	($0.19)—($0.05)	($0.19)—($0.05)
EPS	$2.06—$2.26	$2.17—$2.37

(1) Includes Restructuring/Forward 2020+ costs, the unrealized MtM gain or loss that will be realized in ‘20 & an estimate of accelerated depreciation on repowering

Amounts may not add due to rounding; Estimates are not expected to be additive

Assumes approx. 309.5 million shares outstanding

Key Risks & Opportunities

-	COVID-19

-	New York rate case outcome

+	Federal Energy Regulatory Commission (FERC) Notice of Proposed Rulemaking

+/-	FERC Return on Equity decision

+/-	Wind production and wind project commercial operation dates

+/-	Outage restoration and staging costs

+/-	Sales/partnerships of renewable projects

+/-	Merchant pricing

+/-	Taxes

+/-	Controlling Operations and Maintenance expenses

+/-	Implementing best practices and operating efficiencies

For additional information, see “Reconciliation of Non-U.S. GAAP Adjusted 2019 Outlook Estimated EPS” at the end of the release.

First Quarter 2020 Earnings Webcast

AVANGRID will webcast an audio-only financial presentation in conjunction with releasing first quarter 2020 earnings tomorrow, Wednesday, April 29, 2020 beginning at 10:00 A.M. Eastern time. The webcast will feature a presentation from Avangrid’s CEO, James P. Torgerson and other members of the executive team, and can be accessed through the Investor Relations’ section of AVANGRID’s website.

2020 Investor Day

AVANGRID is postponing its Investor Day until the fourth quarter 2020. A date will be announced as soon as practically possible.

Quarterly Dividend Declaration

On April 27, 2020, AVANGRID’s Board of Directors declared a quarterly dividend of $0.44 per share on its common stock. This dividend is payable July 1, 2020 to shareholders of record at the close of business on June 2, 2020.

# # #

About AVANGRID: AVANGRID, Inc. (NYSE: AGR) is a leading, sustainable energy company with approximately $35 billion in assets and operations in 24 U.S. states. With headquarters in Orange, Connecticut, AVANGRID has two primary lines of business: Avangrid Networks and Avangrid Renewables. Avangrid Networks owns eight electric and natural gas utilities, serving more than 3.3 million customers in New York and New England. Avangrid Renewables owns and operates a portfolio of renewable energy generation facilities across the United States. AVANGRID employs approximately 6,600 people. AVANGRID supports the U.N.’s Sustainable Development Goals and was named among the World’s Most Ethical Companies in 2019 and 2020 by the Ethisphere Institute. For more information, visit www.avangrid.com.

Contacts:

Analysts: Patricia Cosgel 203-499-2624

Media: Zsoka McDonald 203-499-3809

Forward Looking Statements

Certain statements in this presentation may relate to our future business and financial performance and future events or developments involving us and our subsidiaries that are not purely historical and may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “should,” “would,” “could,” “can,” “expect(s),” “believe(s),” “anticipate(s),” “intend(s),” “plan(s),” “estimate(s),” “project(s),” “assume(s),” “guide(s),” “target(s),” “forecast(s),” “are (is) confident that” and “seek(s)” or the negative of such terms or other variations on such terms or comparable terminology. Such forward-looking statements include, but are not limited to, statements about our plans, objectives and intentions, outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition of the business and other statements that are not historical facts. Such statements are based upon the current reasonable beliefs, expectations, and assumptions of our management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. Important factors are discussed and should be reviewed in our Form 10-K and other subsequent filings with the SEC. Specifically, forward-looking statements include, without limitation:

•	the future financial performance, anticipated liquidity and capital expenditures;

•	actions or inactions of local, state or federal regulatory agencies;

•	success in retaining or recruiting our officers, key employees or directors;

•	changes in levels or timing of capital expenditures;

•	adverse developments in general market, business, economic, labor, regulatory and political conditions;

•	fluctuations in weather patterns;

•	technological developments;

•	the impact of any cyber breaches or other incidents, grid disturbances, acts of war or terrorism, natural disasters, or pandemic health events or other similar occurrences;

•

the impact of any change to applicable laws and regulations affecting operations, including those relating to the environment and climate change, taxes, price controls, regulatory approval and permitting;

•	the implementation of changes in accounting standards; and

•	other presently unknown unforeseen factors.

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this report, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Other risk factors are detailed from time to time in our reports filed with the SEC, and we encourage you to consult such disclosures.

Use of Non-U.S. GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with U.S. GAAP, we consider adjusted net income and adjusted earnings per share as non-GAAP financial measures that are not prepared in accordance with U.S. GAAP. The non-GAAP financial measures we use are specific to AVANGRID and the non-GAAP financial measures of other companies may not be calculated in the same manner. We use these non-GAAP financial measures, in addition to U.S. GAAP measures, to establish operating budgets and operational goals to manage and monitor our business, evaluate our operating and financial performance and to compare such performance to prior periods and to the performance of our competitors. We believe that presenting such non-GAAP financial measures is useful because such measures can be used to analyze and compare profitability between companies and industries by eliminating the impact of certain non-cash charges. In addition, we present non-GAAP financial measures because we believe that they and other similar measures are widely used by certain investors, securities analysts and other interested parties as supplemental measures of performance.

We define adjusted net income as net income adjusted to exclude restructuring charges, mark-to-market earnings from changes in the fair value of derivative instruments and accelerated depreciation derived from repowering of wind farms. We believe adjusted net income is more useful in understanding and evaluating actual and projected financial performance and contribution of AVANGRID core lines of business and to more fully compare and explain our results. The most directly comparable U.S. GAAP measure to adjusted net income is net income. We also define adjusted earnings per share, or adjusted EPS, as adjusted net income converted to an earnings per share amount.

The use of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, AVANGRID’s U.S. GAAP financial information, and investors are cautioned that the non-GAAP financial measures are limited in their usefulness, may be unique to AVANGRID, and should be considered only as a supplement to AVANGRID’s U.S. GAAP financial measures. The non-GAAP financial measures may not be comparable to other similarly titled measures of other companies and have limitations as analytical tools.

Non-GAAP financial measures are not primary measurements of our performance under U.S. GAAP and should not be considered as alternatives to operating income, net income or any other performance measures determined in accordance with U.S. GAAP.

Investors and others should note that AVANGRID routinely posts important information on its website and considers the Investor Relations section, www.avangrid.com/wps/portal/avangrid/Investors,a channel of distribution.

Avangrid, Inc.

Condensed Consolidated Statements of Income

(In Millions except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
($M)	2020	2019
Operating Revenues	$1,789	$1,842

Operating Expenses
Purchased power, natural gas and fuel used	475	563
Operations and maintenance	570	553
Depreciation and amortization	251	222
Taxes other than income taxes	166	163

Total Operating Expenses	1,462	1,501

Operating Income	327	341

Other Income and (Expense)
Other income (expense)	(3)	(7)
Earnings from equity method investments	(6)	1
Interest expense, net of capitalization	(76)	(78)

Income Before Income Tax	242	257

Income tax expense	12	41

Net Income	230	216

Net loss (income) attributable to noncontrolling interests	10	1

Net Income Attributable to Avangrid, Inc.	$240	$217

Earnings per Common Share, Basic:	$0.78	$0.70

Earnings per Common Share, Diluted:	$0.78	$0.70

Weighted-average # of Common Shares Outstanding (M):
Basic	309.5	309.5
Diluted	309.6	309.7

Amounts may not add due to rounding

Reconciliation of Non-U.S.GAAP Financial Measures

Avangrid, Inc.

Reconciliation of Non-U.S. GAAP Adjusted Net Income (Loss)—$M

(Unaudited)

	Three Months ended March 31,
	2020	2019	‘20 vs ‘19
Networks	$197	$201	$(4)
Renewables	52	4	48
Corporate	(8)	13	(21)

GAAP Net Income	$240	$217	$23
Adjustments:
Restructuring charges	3	0	2
Mark-to-market earnings - Renewables	(18)	(3)	(15)
Accelerated depreciation from repowering	10	5	5
Income tax impact of adjustments*	2	(0)	2

Adjusted Net Income	$236	$219	$17

*

2020: Income tax impact of adjustments: $4.7M from mark-to-market (MtM) earnings and $(2.5)M from accelerated depreciation - Renewables, $(0.6)M from restructuring charges - Networks, Renewables and Corporate.

*	2019: Income tax impact of adjustments: $0.9M from mark-to-market (MtM) adjustment and $(1.3)M from accelerated depreciation - Renewables, $(0.1)M from restructuring charges - Networks.

Non-U.S. GAAP Adjusted Net Income (Loss)—$M

	Three Months ended March 31,
	Adjusted 2020	Adjusted 2019	Adjusted ‘20 vs ‘19
Networks	$198	$201	$(3)
Renewables	46	5	41
Corporate	(8)	13	(21)

Adjusted Net Income	$236	$219	$17

Avangrid, Inc.

Reconciliation of Adjusted Non-U.S.GAAP Earnings (Loss) Per Share (EPS)

(Unaudited)

	Three Months ended March 31,
	2020	2019	‘20 vs ‘19
Networks	$0.64	$0.65	$(0.01)
Renewables	0.17	0.01	0.15
Corporate	(0.03)	0.04	(0.07)

GAAP Earnings Per Share	$0.78	$0.70	$0.07
Adjustments:
Restructuring charges	0.01	—	0.01
Mark-to-market earnings - Renewables	(0.06)	(0.01)	(0.05)
Accelerated depreciation from repowering	0.03	0.02	0.02
Income tax impact of adjustments*	0.00	—	0.01

Adjusted Earnings Per Share	$0.76	$0.71	$0.06

Weighted-avg # of Shares (M):	309.5	309.5

Amounts may not add due to rounding

*	2020: EPS Income tax impact of adjustments: $0.02 from mark-to-market (MtM) earnings and $(0.01) from accelerated depreciation - Renewables.
*	2019: EPS Income tax impact of adjustments: $0.01 from mark-to-market (MtM) adjustment and $(0.01) from accelerated depreciation - Renewables.

Non-U.S. GAAP Adjusted Earnings (Loss) Per Share

	Three Months ended March 31,
	Adjusted 2020	Adjusted 2019	Adjusted ‘20 vs ‘19
Networks	$0.64	$0.65	$(0.01)
Renewables	0.15	0.02	0.13
Corporate	(0.03)	0.04	(0.07)

Adjusted Earnings Per Share	$0.76	$0.71	$0.06

Weighted-avg # of Shares (M):	309.5	309.5

Amounts may not add due to rounding

Avangrid, Inc.

Reconciliation of Non-U.S. GAAP Adjusted 2020 Outlook—Estimated EPS

Networks	$1.69—$1.94
Renewables	$0.35—$0.55
Corporate	($0.19)—($0.05)
U.S. GAAP EPS(1)	$2.06—$2.26
Adjustments:
Restructuring/Forward 2020+ costs	$0.02
Mark-to-market adjustments	$0.04
Accelerated depreciation on repowering	$0.05
Adjusted EPS	$2.17—$2.37

Reconciliation of Non-U.S. GAAP Adjusted 2020 Outlook—Estimated EPS
Networks	$1.70—$1.95
Renewables	$0.45—$0.65
Corporate	($0.19)—($0.05)
Adjusted EPS	$2.17—$2.37

(1)	Includes Restructuring/Forward 2020+ costs, the unrealized MtM gain or loss that will be realized in ‘20 & an estimate of accelerated depreciation on repowering

Amounts may not add due to rounding; Estimates are not expected to be additive

Assumes approx. 309.5 million shares outstanding